Exhibit (a)(3)


                               Scudder Growth Fund

                Certificate of Amendment of Declaration of Trust
                ------------------------------------------------

         The undersigned, being a majority of the duly elected and qualified Trustees of Scudder Growth Fund, a Massachusetts business trust (the "Trust"), acting pursuant to the authority granted to the Board of Trustees in the Amended and Restated Agreement and Declaration of Trust dated May 27, 1994, as amended (the "Declaration of Trust"), do hereby certify that the Board of Trustees unanimously adopted the resolution set forth below at a meeting called, convened and held on January 15, 2003:

         RESOLVED, that, pursuant to the authority granted to the Board of Trustees in the Declaration of Trust, the Declaration of Trust shall be amended to change the name of the Trust from Scudder Growth Fund to Scudder Growth Trust, effective January 15, 2003 and, further, that the execution by a majority of the members of this Board of an appropriate instrument in writing reflecting the change of the name of the Trust, and the filing of such instrument with the office of the Secretary of State of The Commonwealth of Massachusetts be, and hereby is, approved.


         IN WITNESS WHEREOF, the undersigned have this day signed this Certificate.


/s/John W. Ballantine                                        /s/Lewis A. Burnham
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John W. Ballantine, Trustee                                  Lewis A. Burnham, Trustee



/s/Donald L. Dunaway                                         /s/James R. Edgar
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Donald L. Dunaway, Trustee                                   James R. Edgar, Trustee



/s/Paul K. Freeman                                           /s/William F. Glavin
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Paul K. Freeman, Trustee                                     William F. Glavin, Trustee



/s/Richard T. Hale                                           /s/Robert B. Hoffman
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Richard T. Hale, Trustee                                     Robert B. Hoffman, Trustee



/s/Shirley D. Peterson                                       /s/Fred B. Renwick
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Shirley D. Peterson, Trustee                                 Fred B. Renwick, Trustee



/s/William P. Sommers                                        /s/John G. Weithers
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William P. Sommers, Trustee                                  John G. Weithers, Trustee


Dated:  January 15, 2003